Exhibit 99.3

Earnings Supplement Quarterly Earnings Supplemental Data 4Q 2015

Understanding the financial impact of Project E and related cost cutting measures aimed at adjusting to a new asset level

Impact of Project E on 2016 Income Statement
Prior to cost cutting measures

(Amounts in millions)	2016 Impact [1]	
Revenues:		
Underwriting and distribution fees	(19)	Lost 12b-1 revenues from share conversion [2]
Shareholder Service fees	(8)	Lost transfer agency revenue from share conversion
Total	(27)	
Operating expenses:		
Underwriting and distribution		
12b-1 payout (direct)	(11)	Elimination of payout on 12b-1 revenues [2]
DAC acceleration (direct)	1	Write-off of deferred acquistion cost on advisory products
Platform (indirect)	8	One-time expenses related to platform buildout
	(2)	
General and administrative		
Networking Fees	4	Increased networking fees to brokerage provider [3]
Total	4	
Operating Income	(29)	Pre-tax operating loss
Adjusted Operating Income	(20)	Pre-tax operating loss net of one-time platform costs and DAC acceleration

Notes:

[1] Assuming a July 1, 2016 conversion date

[2] 12b-1 and transfer agency revenue losses are based on year-end 2015 assets in advisory platforms

[3] Networking fees are estimated based assumptions for assets moving to new platform

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Cost Cutting Measures • Lower AUMs and related reductions to revenue require an adjustment to our expense base. Expense reduction plan calls for a $40 million reduction to the current run-rate of our fixed operating expenses over the next 12-18 months Expense reduction represents approximately 10% of our fixed operating expense today. Reductions will be realized in general and administrative expenses and in field structure and support; selective incentive compensation adjustments; a hiring freeze other than for strategic hires; and will include selective workforce reductions. Our goal is to realize two-thirds of impact of the $40 million reduction in 2016, or $0.20 per share. • • • • 4

Forward Looking Statements This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general. These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions. These statements are generally identified by the use of such words as "may," "could," "should," "would," "believe," "anticipate," "forecast," "estimate," "expect," "intend," "plan," "project," "outlook," "will," "potential" and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected. Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2014, which include, without limitation: • • The loss of existing distribution channels or inability to access new distribution channels; A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures; The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body; The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes; A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds; The ability of mutual fund and other investors to redeem their investments without prior notice or on short notice; Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies; Our inability to attract and retain senior executive management and other key personnel to conduct our broker/dealer, fund management and investment advisory business; A failure in, or breach of, our operational or security systems or our technology infrastructure, or those of third parties on which we rely; and Our inability to implement new information technology and systems, or our inability to complete such implementation in a timely or cost effective manner. • • • • • • • • The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 "Business" and Item 1A "Risk Factors" of Part I and Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Part II to our Annual Report on Form 10-K for the year ended December 31, 2014 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2015. All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law. 5